Exhibit 10.16

[MAGNEGAS LETTERHEAD]

December 26, 2015

Gentlemen:

We refer to that certain Agreement on Key Terms for Tri-Party Joint Venture Implemented through a Limited Liability Company (“JV Term Sheet”), dated as of March 20, 2015, between MagneGas Corporation, XX (Australia), and XX. All capitalized terms not otherwise defined in this letter shall have the meaning provided in the JV Term Sheet.

Whereas Section VIII of the JV Term Sheet provides that “if Verification is not attained by 12/31/15, NewCo shall be terminated unless Members elect to extend term by unanimous consent” and whereas the parties agree that it is their intent to extend such date to December 31, 2016, then MagneGas Corporation hereby agrees to extend the JV Term Sheet through December 31, 2016, to provide additional time for formation of NewCo and Verification.  The JV Term Sheet is hereby amended by substituting “12/31/16” for “12/31/15” in Section VIII, Item 1 thereof.

We further amend the JV Term Sheet by adding to section IX (“Philosophy, Policy, Goals and Miscellaneous”) the following text:

•	“In keeping with the foregoing goals and commitment to respect each other’s technology and in order to ensure safety and other applicable regulatory compliance, the parties hereby agree that in the event of any proposed experimentation involving the JV Process technology, the party proposing such experimentation will provide the other parties hereto a detailed description of the contemplated work, included associated safety protocol. Any such proposal is to be approved by a majority of the parties hereto before proceeding, and shall be subject to continued reporting thereafter.”

All the parties agree that the JV Term Sheet will otherwise continue to govern the relationship between the parties and will remain in full force and effect through December 31, 2016, as amended by this letter.

Please sign indicate your agreement to this extension.

Regards,

MAGNEGAS CORPORATION

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Agreed to this ___ day of _____, 2015	Agreed to this ___ day of _____, 2015

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